Exhibit (c)(13)

Copyright 2024. Confidential & Proprietary. DRAFT Valuation Datapoints & Considerations December 2024

DRAFT Valuation Considerations

3 AvidXchange | Private & Confidential DRAFT 3 AVDX current capitalization Source: CapIQ as of 12/16/24; figures in millions of dollars except price per share figures or unless otherwise stated AvidXchange Enterprise Value Walk Share Price (12/16/24) $11.29 FDSO 217mm Equity Value $2,454 Cash and Equivalents $394 Debt $14 Net Debt ($380) Enterprise Value $2,074 Maturity Coupon Seniority Date Principal Due Type ($000s) Promissory Note Payable for Land Acquisition 1,000 Nov ’25 6.75% Senior Promissory Note Payable for Land Acquisition 12,900 May ’26 6.75% Senior Revolving Commitment ($10mm facility) N/A Dec ’27 N/A Senior Total $13,900 Capitalization Detail Current Debt Facilities 52-week high (02/29/24) $13.29 52-week low (09/17/24) $7.44 Current Price (12/16/24) $11.29 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 $11.00 $12.00 $13.00 $14.00 $15.00 Dec-23 Jan-24 Feb-24 Mar-24 Apr-24 May-24 Jun-24 Jul-24 Jul-24 Aug-24 Sep-24 Oct-24 Nov-24 Dec-24 AVDX 1-Yr Share Price Chart

4 AvidXchange | Private & Confidential DRAFT 4 $80 $104 $161 $229 $303 $387 18% 21% 28% 34% 39% 42% 2024E 2025E 2026E 2027E 2028E 2029E $439 $487 $567 $668 $788 $922 2024E 2025E 2026E 2027E 2028E 2029E Five-year outlook of LRP(1) estimates revenue growth of 11% in 2025E rebounding to 16-18% in 2026E-29E and EBITDA margin more than doubling from 17% in 2024E to 42% in 2029E Total Revenue ($mm) Gross Profit ($mm) EBITDA ($mm) $323 $359 $432 $521 $630 $756 73% 74% 76% 78% 80% 82% 2024E 2025E 2026E 2027E 2028E 2029E Gross Profit Margin % EBITDA Margin % YoY Growth % 15% 11% 16% 18% 18% 17% YoY Growth % 162% 31% 54% 43% 32% 28% YoY Growth % 22% 11% 20% 21% 21% 20% (1) AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 11/14/24

5 AvidXchange | Private & Confidential DRAFT 5 AvidXchange’s valuation multiples are notably different depending on whether or not float income is included in the earnings denominator, though the magnitude of the impact dissipates over time (1) Share price as of 12/16/24 (2) AvidXchange forecasted financials reflect estimates from Current LRP shared with FT Partners on 11/14/24 Implied Valuation Metrics ($ in mm) Current (1) Enterprise Value $1,583 $2,074 $2,564 $3,055 $3,546 $4,037 $4,528 Illustrative Share Price $9.03 $11.29 $13.55 $15.81 $18.06 $20.32 $22.58 % Premium / (Discount) (20%) - 20% 40% 60% 80% 100% EV / Revenue Revenue Growth (%) 2024E $439 15% 3.6x 4.7x 5.8x 7.0x 8.1x 9.2x 10.3x 2025E $487 11% 3.3 4.3 5.3 6.3 7.3 8.3 9.3 2026E $567 16% 2.8 3.7 4.5 5.4 6.3 7.1 8.0 EV / Gross Profit Gross Profit Margin (%) 2024E $323 73% 4.9x 6.4x 7.9x 9.5x 11.0x 12.5x 14.0x 2025E $359 74% 4.4 5.8 7.1 8.5 9.9 11.2 12.6 2026E $432 76% 3.7 4.8 5.9 7.1 8.2 9.4 10.5 EV / EBITDA EBITDA Margin (%) 2024E $80 18% 19.9x 26.0x 32.2x 38.3x 44.5x 50.7x 56.8x 2025E $104 21% 15.2 19.9 24.6 29.3 34.0 38.7 43.4 2026E $161 28% 9.9 12.9 16.0 19.0 22.1 25.1 28.2 EV / Revenue Revenue Growth (%) 2024E $389 13% 4.1x 5.3x 6.6x 7.8x 9.1x 10.4x 11.6x 2025E $441 13% 3.6 4.7 5.8 6.9 8.0 9.2 10.3 2026E $533 21% 3.0 3.9 4.8 5.7 6.6 7.6 8.5 EV / Gross Profit Gross Profit Margin (%) 2024E $273 70% 5.8x 7.6x 9.4x 11.2x 13.0x 14.8x 16.6x 2025E $314 71% 5.0 6.6 8.2 9.7 11.3 12.9 14.4 2026E $398 75% 4.0 5.2 6.4 7.7 8.9 10.1 11.4 EV / EBITDA EBITDA Margin (%) 2024E $30 8% 53.3x 69.8x 86.3x 102.9x 119.4x 135.9x 152.4x 2025E $59 13% 27.0 35.4 43.8 52.1 60.5 68.9 77.3 2026E $127 24% 12.4 16.3 20.1 24.0 27.8 31.7 35.5 Metrics (2) AvidXchange incl. Float Income AvidXchange excl. Float Income

FT Partners applied LRP figures to market multiples and intrinsic cashflow-based valuation methodologies

Insights from these valuation analyses are fundamentally dependent on visibility of the LRP forecast. If an individual investor or the market more broadly has more bearish expectations for AvidXchange's future performance compared to the LRP, then perception of value will be negatively impacted versus the figures presented here.

Valuation Methodology	Description	Analyses
Market Multiples	▪ Useful for understanding market sentiment to sectors and performance profiles ▪ Provides context for where peer companies (for reasons such as general business profile and financial profile, among others) trade in current markets vs. their respective financial metrics	▪ Public company multiples – B2B payments & office of the CFO sectors – Financial profile peers – Rule of X ▪ Precedent transaction multiples – Selected recent software and FinTech M&A
Intrinsic Cashflow	▪ "Truest" form of valuation, the precision for which depends on visibility of long-term drivers of growth, margin, and cashflow ▪ Combines the present values of projected cashflows over a defined period of time with the "terminal value" of the business estimated using a range of multiples on terminal period financials	▪ 5-year DCF ▪ 5-year LBO

FINANCIAL TECHNOLOGY PARTNERS

DRAFT

AvidXchange | Private & Confidential

6

7 AvidXchange | Private & Confidential DRAFT 7 $19.44 $20.18 $21.08 $22.12 $13.99 $14.43 $15.00 $15.67 $11.29 $11.29 $11.59 $11.99 $12.48 Current Share Price Dec-24 Dec-26 Dec-27 Dec-28 PV of Share Price at Median of Select 2022-24 Precedent LBO Transactions (10.7x NTM) PV of Share Price at 2-yr Median of B2B / Office of the CFO Trading Multiples (7.4x NTM) PV of Share Price at Current Gross Profit Multiple (5.8x NTM) $19.44 $23.00 $27.40 $32.78 $13.99 $16.46 $19.50 $23.22 $11.29 $11.29 $13.21 $15.58 $18.49 Current Share Price Dec-24 Dec-26 Dec-27 Dec-28 Share Price at Median of Select 2022-24 Precedent LBO Transactions (10.7x NTM) Share Price at 2-yr Median of B2B / Office of the CFO Trading Multiples (7.4x NTM) Share Price at Current Gross Profit Multiple (5.8x NTM) Assuming LRP results, AVDX share price outlook requires material future rerating in order for the implied PV of future share price to be substantially different than today’s actual share price Share Price Outlook w/ Current LRP Forecast (1) Implied Present Value of Share Price Outlook (2) NTM Gross Profit ($mm) (4) $323 $359 $432 $521 $630 (1) Implied share price calculated based on $380mm net cash balance and 217.4mm FDSO. (2) Share price discounted using a 14.0% discount rate (WACC). (3) Current gross profit multiple based on AvidXchange NTM gross profit. (4) NTM gross profit forecast based on Current LRP. (5) Current share price as of 12/16/24 ($11.29) % Premium to Current Share Price (5) Precedents Multiple +72% +79% +87% +96% 5-Yr Comps Multiple +24% +28% +33% +39% Current Multiple - +3% +6% +11% (3) (3)

AvidXchange | Private & Confidential

FT Partners applied a broad set of analyses to assess valuation context for AvidXchange

	Market Multiples				Intrinsic Cashflow	
	Public Companies: B2B Payments & Office of the CFO[1]	Public Companies: Financial Profile Peers[2]	Public Companies: Rule of X[3]	Precedent LBO Transactions[4]	DCF[5]	LBO[6]
	• Companies selected are representative of the broad range of companies referenced by equity research analysts for AVDX sector trading comparables	• FT Partners referenced a set of publicly traded technology companies that demonstrate a financial profile and trajectory similar to AVDX	• A variation of Rule of 40 (traditionally calculated as revenue growth rate + profit margin) that increases the weighting of revenue growth in the efficiency score	• Selected LBO precedent transactions occurring within the past few years within the FinTech and broader software sectors that provide valuation data points	• 5-year discounted cash flow using LRP forecast, with sensitivity analyses for a range of WACC, terminal multiple, and future performance assumptions	• 5-year LBO based on LRP forecast that estimates implied AVDX value today based on a required equity rate of return of 20-25% for a prospective PE buyer
Implied Value per Share	$8.53 to $17.69	$24.17 to $30.14	$12.93 to $14.94	$9.20 to $17.68	$17.11 to $22.35	$13.10 to $15.30
Implied Value vs. Current Share Price[7]	-24% to +57%	+114% to +167%	+15% to +32%	-19% to +57%	+52% to +98%	+16% to +36%
	1	2	3	4	5	6

(1) Implied valuation range based on min / max implied valuation from the 25th and 75th percentile of the selected peer group's 2024E / 2025E EV / Revenue and EV / Gross Profit Multiples
(2) Financial profile peers implied valuation range based on the min / max of the median multiples of Vertex, Intapp, and Blackline
(3) Rule of X implied valuation based on rule of X score of 47.6% / 41.9% for 2024E / 2025E metrics respectively with a 2x multiplier on revenue growth
(4) Precedent transactions implied valuation range based on the min implied valuation from notable 2024 precedents and the max from Smartsheet's deal multiples
(5) DCF-implied value per share range presented here reflects WACC range of 13-15% and terminal value EBITDA multiple range of 16-20x
(6) LBO implied valuation range based on 20% - 25% target IRR assuming 18.0x Exit EBITDA Multiple
(7) Share price premium / discount % based on AvidXchange share price of $11.29 as of 12/16/24

FINANCIAL TECHNOLOGY PARTNERS

DRAFT

8

9 AvidXchange | Private & Confidential DRAFT 9 Sector public comparables referenced in selected AVDX equity research Source: CapIQ as of 12/16/24 (1) AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 11/14/24) (2) Bill.com multiples excluding float income reflect float income estimates from Deutsche Bank (3) Paymentus revenue presented here reflects their reported “contribution profit” metric, effectively an estimate of net revenue, calculated from as-reported gross revenue less interchange and assessment fees (4) Payoneer multiples excluding float income reflect float income 2024E estimates from Jefferies (5) AvidXchange implied share price calculated using revenue estimates including float income 2025E EV / Revenue 2024E EV / Revenue Multiple incl. Float Income Multiple excl. Float Income YoY Growth % Excl. Float 13% 14% na na na na na na na na na na Incl. Float 11% 12% 9% 12% 4% 24% 15% 17% 8% 7% 4% 16% 4.7x 6.2x 6.4x 7.9x 3.9x 4.0x 7.7x 14.5x 3.4x 3.3x 2.8x 8.1x 5.3x 6.7x 4.1x YoY Growth % Excl. Float 13% 21% na na na na na na 26% na na na Incl. Float 15% 16% 10% 5% 3% 27% 13% 27% 15% 7% 4% 17% 4.3x 5.5x 5.9x 7.1x 3.7x 3.2x 6.7x 12.4x 3.1x 3.1x 2.7x 7.0x 5.9x 4.7x 1 Median (excl. AVDX): 6.2x Median (excl. AVDX): 5.5x AVDX implied valuation (5) ? Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 7.9x / 6.2x / 3.4x ? AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $17.69 / $14.22 / $8.53 ? AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: +57% / +26% / -23% AVDX implied valuation (5) ? Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 7.0x / 5.5x / 3.1x ? AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $17.39 / $14.09 / $8.71 ? AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: +54% / +25% / -23% (1) (2) (3) (4) (1) (2) (3) (4)

10 AvidXchange | Private & Confidential DRAFT 10 Sector public comparables referenced in selected AVDX equity research (cont.) Source: CapIQ as of 12/16/24 (1) AvidXchange forward multiples reflect Current LRP (shared with FT Partners on 11/14/24) (2) Bill.com multiples excluding float income reflect float income estimates from Deutsche Bank (3) Paymentus gross margin is calculated here using Paymentus’ as-reported contribution profit as the net revenue denominator (4) Payoneer multiples excluding float income reflect float income 2024E estimates from Jefferies (5) AvidXchange implied share price calculated using gross profit estimates including float income 2025E EV / Gross Profit 2024E EV / Gross Profit Gross Margin % Excl. Float 71% 84% na na na na na na na na na na Incl. Float 74% 85% 80% 79% 67% 64% 68% 82% 82% 78% 62% 79% 6.4x 7.2x 8.1x 10.0x 5.8x 6.2x 11.6x 19.0x 4.0x 4.3x 4.6x 10.3x 7.6x 8.0x 5.1x Gross Margin % Excl. Float 70% 84% na na na na na na 80% na na na Incl. Float 73% 86% 81% 79% 67% 65% 69% 76% 84% 78% 61% 79% 5.8x 6.5x 7.4x 9.0x 5.5x 5.1x 9.9x 15.3x 3.8x 4.0x 4.4x 8.8x 6.6x 7.1x 1 Median (excl. AVDX): 7.2x Median (excl. AVDX): 6.5x AVDX implied valuation (5) ? Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 10.3x / 7.2x / 4.6x ? AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $17.09 / $12.45 / $8.61 ? AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: +51% / +10% / -24% AVDX implied valuation (5) ? Multiple excl. AVDX Top Quartile / Median / Bottom Quartile: 9.0x / 6.5x / 4.4x ? AVDX Implied Share Price at Top Quartile / Median / Bottom Quartile: $16.55 / $12.51 / $8.98 ? AVDX Current Price Premium (Discount) at Top Quartile / Median / Bottom Quartile: +47% / +11% / -20% Multiple incl. Float Income Multiple excl. Float Income (1) (2) (1) (2) (3) (4) (3) (4)

11 AvidXchange | Private & Confidential DRAFT 11 - 2.0x 4.0x 6.0x 8.0x 10.0x 12.0x 14.0x 16.0x Dec 2022 Mar 2023 Jun 2023 Sep 2023 Dec 2023 Mar 2024 Jun 2024 Sep 2024 Dec 2024 Source: CapIQ as of 12/16/24 Historical NTM EV / Gross Profit Multiples 15.3x | Paymentus 5.1x | Flywire 6.5x | Bill.com 4.0x | Repay 5.8x | AvidXchange 3.8x | Payoneer B2B Payments and Office of the CFO sectors have demonstrated mixed trading performance over the past two years with valuation multiples trending based on individual company sentiment and performance 7.4x | Blackline 9.0x | Corpay 5.5x | EverCommerce 9.9x | nCino 4.4x | Wex 8.8x | Workiva AvidXchange Paymentus nCino Corpay Workiva Blackline Bill.com EverCommerce Flywire Wex Repay Payoneer Median Latest NTM Gross Profit Multiple 5.8x 15.3x 9.9x 9.0x 8.8x 7.4x 6.5x 5.5x 5.1x 4.4x 4.0x 3.8x 6.5x 2-Yr Median Gross Profit Multiple 6.1x 8.3x 9.7x 7.8x 9.2x 7.4x 7.0x 5.0x 7.5x 4.9x 4.7x 2.1x 7.4x Current vs. Median Gross Profit Multiple -5% +84% +2% +15% -4% -0% -7% +10% -32% -11% -15% +80% -12% 1

AvidXchange | Private & Confidential

AVDX today is trading below the median of other technology companies with similar financial profiles, though differences in revenue model (subscription vs. volume-based) may explain some of the variance

2

Screening Criteria

- FT screened for financial performance peers of AvidXchange to assess general market sentiment toward publicly traded technology businesses that demonstrate financial profile and trends similar to AvidXchange:
  - Enterprise value >$1.0bn
  - 2025E Revenue: <$1.0bn
  - 2025E Revenue Growth: 9-15%
  - 2025E Gross Margin: 70-80%
  - 2025E EBITDA Margin: 15% - 26%
  - Software or technology-enabled businesses
- These performance filters produced a list of **3** companies with financial profiles generally similar to AvidXchange, including:
  - Vertex – Enterprise tax software
  - Intapp – Productivity & CRM software for accounting, financial services, and legal professionals
  - Blackline – Finance & accounting software

Select Publicly Listed Financial Performance Peers

Company Name	Enterprise Value ($ mm)	Share Price 12/16/24	EV / Revenue 2024E	EV / Revenue 2025E	EV / Gross Profit 2024E	EV / Gross Profit 2025E	Revenue Growth 2024E	Revenue Growth 2025E	Gross Margin 2024E	Gross Margin 2025E	EBITDA Margin 2024E	EBITDA Margin 2025E
Financial Performance Peers												
Vertex	$ 8,598	$ 53.30	12.9x	11.3x	21.0x	17.6x	16 %	15 %	73 %	74 %	22 %	22 %
Intapp	5,341	68.36	11.5	10.0	19.1	15.7	19	15	73	76	13	16
Blackline	4,185	64.94	6.4	5.9	9.0	8.1	10	9	79	80	25	26
Financial Performance Peers Highest Multiple			**12.9 x**	**11.3 x**	**21.0 x**	**17.6 x**	**19 %**	**15 %**	**79 %**	**80 %**	**25 %**	**26 %**
Financial Performance Peers Median			**11.5**	**10.0**	**19.1**	**15.7**	**16**	**15**	**73**	**76**	**22**	**22**
Financial Performance Peers Lowest Multiple			**6.4**	**5.9**	**9.0**	**8.1**	**10**	**9**	**73**	**74**	**13**	**16**
AVDX Metrics	**$ 2,074**	**$ 11.29**	**4.7x**	**4.3x**	**6.4x**	**5.8x**	**15 %**	**11 %**	**73 %**	**74 %**	**18 %**	**21 %**
AVDX Implied EV												
At Highest Multiple			$ 5,678	$ 5,477	$ 6,794	$ 6,336						
At Median			$ 5,046	$ 4,872	$ 6,172	$ 5,630						
At Lowest Multiple			$ 2,820	$ 2,864	$ 2,902	$ 2,907						
AVDX Implied Share Price												
At Highest Multiple			$27.87	$26.95	$33.01	$30.90						
At Median			$24.97	$24.17	$30.14	$27.65						
At Lowest Multiple			$14.72	$14.93	$15.10	$15.12						
AVDX Implied Share Price vs. Current												
At Highest Multiple			+147%	+139%	+192%	+174%						
At Median			+121%	+114%	+167%	+145%						
At Lowest Multiple			+30%	+32%	+34%	+34%						

Source: CapIQ as of 12/16/24
AVDX multiples reflect LRP projections for revenue and gross profit

FINANCIAL TECHNOLOGY PARTNERS

DRAFT

12

13 AvidXchange | Private & Confidential Equity market data as of 12/16/24 for 52 publicly traded primarily enterprise software companies DRAFT 13 Rule of X efficiency score is defined here as YoY revenue growth rate times 2.0 plus EBITDA margin AvidXchange current multiples and revenue estimates from Current LRP for 2024E / 2025E of $439mm / $487mm respectively AVDX implied valuation assuming Current LRP 2025E ? Rule of X efficiency components ? 2025E Revenue Growth: 10.8% o Growth at 2.0x multiplier: 21.5% ? 2025E EBITDA Margin: 20.3% ? Rule of X Efficiency Score: 41.9% ? Implied EV & 2025E revenue multiple: $2.4bn (5.0x) ? Implied share price & premium vs. AVDX today : $12.93 (+15%) What is Rule of X? Rule of X analysis is a variation of Rule of 40 that increases the weighting of revenue growth in the efficiency score because this modified score demonstrates higher correlation to public companies’ valuations versus traditional Rule of 40. The classic rule of 40 efficiency score (calculated as revenue growth rate + profit margin) assumes an equal weighting of profitability to revenue growth. The Rule of X efficiency score gives 2.0x weighting to revenue growth in the calculations shown here. AVDX is currently trading at a 15% - 32% discount to the share price implied by the LRP’s 2024E and 2025E revenue growth and EBITDA margin and Rule of X market value correlation 10.0x 15.0x 20.0x 25% 50% 75% 100% 2025E Revenue Multiple vs. 2025E Efficiency 5.0x 42% AVDX Current LRP Rule of X efficiency AVDX Multiple at Rule of X Valuation AVDX Current Multiple Implied 2025E Revenue Multiple Curve vs. Rule of X Efficiency 4.3x AVDX implied valuation assuming Current LRP 2024E ? Rule of X efficiency components ? 2024E Revenue Growth: 15.4% o Growth at 2.0x multiplier: 30.8% ? 2024E EBITDA Margin: 16.8% ? Rule of X Efficiency Score: 47.6% ? Implied EV & 2024E revenue multiple: $2.9bn (6.5x) ? Implied share price & premium vs. AVDX today: $14.94 (+32%) 5.0x 10.0x 15.0x 20.0x 25% 50% 75% 100% 2024E Revenue Multiple vs. 2024E Efficiency 6.5x 48% AVDX Current LRP Rule of X efficiency AVDX Multiple at Rule of X Valuation AVDX Current Multiple Implied 2024E Revenue Multiple Curve vs. Rule of X Efficiency 4.7x 3

Since 2022, there have been few meaningfully direct LBO precedent transactions for assessing AVDX's value in a full sale but among selected precedents, valuation multiples are generally correlated with growth

4

AvidXchange | Private & Confidential

						Valuation Multiples						KPIs					
						EV / Revenue		EV / Gross Profit		EV/ EBITDA		Revenue Growth %		Gross Margin		EBITDA Margin	
Target	Acquirer	Description	Date [1]	EV	Premium Paid [2]	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM	LTM	NTM
Notable 2024 Precedents & Implied AvidXchange Valuation Metrics																	
Smartsheet	Vista, Blackstone	• Work mgmt. software	Sep-24	8,400	25%	7.8x	6.8x	9.3x	8.0x	41.9x	33.2x	18%	15%	84%	84%	19%	20%
Zuora	Silver Lake, GIC	• Subscription billing software	Oct-24	1,700	18%	3.8x	3.5x	5.1x	4.7x	17.5x	15.0x	9%	7%	73%	74%	21%	23%
Jaggaer	Vista	• Spend & procurement management	Aug-24	2,850	N/A	9.5x	8.5x	N/A	N/A	22.8x	21.9x	~9%	~9%	N/A	N/A	42%	39%
Everbridge	Thoma Bravo	• Crisis mgmt. software	Feb-24	1,500	20%	3.4x	3.2x	4.5x	4.4x	17.8x	14.6x	N/A	3%	74%	74%	19%	22%
Median					**20%**	**5.8x**	**5.1x**	**5.1x**	**4.7x**	**20.3x**	**18.5x**	**9%**	**8%**	**74%**	**74%**	**20%**	**23%**
AVDX Implied Valuation from Median																	
AvidXchange Metrics ($mm)					$11.29	$439	$487	$323	$359	$80	$104	15%	11%	73%	74%	18%	21%
AVDX Implied Enterprise Value ($mm)					$2,570	$2,534	$2,500	$1,661	$1,697	$1,619	$1,928						
AVDX Implied Share Price					$13.57	$13.41	$13.25	$9.39	$9.56	$9.20	$10.62						
% Premium to Current Share Price					20%	19%	17%	(17%)	(15%)	(19%)	(6%)						
AVDX Implied Valuation from Smartsheet Only																	
AVDX Implied Enterprise Value ($mm)					$2,678	$3,416	$3,290	$3,003	$2,880	$3,339	$3,462						
AVDX Implied Share Price					$14.07	$17.47	$16.88	$15.57	$15.00	$17.11	$17.68						
% Premium to Current Share Price					25%	55%	50%	38%	33%	52%	57%						
Notable 2022-23 Precedents & Implied AvidXchange Valuation Metrics																	
EngageSmart	Vista	• Customer engagement software & payments	Oct-23	3,500	23%	9.7x	8.4x	12.2x	10.7x	53.6x	42.0x	29%	24%	79%	79%	18%	19%
Coupa	Thoma Bravo	• Spend & procurement management	Dec-22	8,000 [3]	77%	10.0x	9.0x	13.7x	12.2x	35.4x	55.4x	18%	20%	74%	74%	28%	15%
Billtrust	EQT	• AR automation & payments	Sep-22	1,700	65%	11.0x	8.7x	14.8x	11.7x	N/A	N/A	28%	22%	74%	74%	N/A	N/A
Avalara	Vista	• Sales tax compliance automation	Aug-22	8,400 [4]	27%	10.6x	8.8x	14.4x	12.0x	N/A	N/A	33%	25%	74%	74%	6%	3%
Median					**46%**	**10.3x**	**8.8x**	**14.0x**	**11.8x**	**44.5x**	**48.7x**	**28%**	**23%**	**74%**	**74%**	**18%**	**15%**
AvidXchange Metrics ($mm)					$11.29	$439	$487	$323	$359	$80	$104	15%	11%	73%	74%	18%	21%
AVDX Implied Enterprise Value ($mm)					$3,202	$4,543	$4,259	$4,526	$4,257	$3,545	$5,079						
AVDX Implied Share Price					$16.48	$22.65	$21.34	$22.57	$21.34	$18.06	$25.11						
% Premium to Current Share Price					46%	101%	89%	100%	89%	60%	122%						

Valuation multiples were higher in the selected 2022-23 LBO precedents versus the selected 2024 LBOs due to generally higher growth rates demonstrated by the acquired businesses in the 2022-23 group at the time of their acquisitions.

FINANCIAL TECHNOLOGY PARTNERS

Sources: Pitchbook, Cap IQ, public press releases; AvidXchange share price as of 12/16/24; share price implied from 217.4mm FDSO; estimates for AvidXchange reflect Current LRP estimates for 2024E-25E
(1) Represents date of transaction announcement
(2) Represents percent premium of acquisition price to unaffected share price one day before transaction announcement
(3) Purchase price premium calculated from Coupa's closing share price as of November 22nd, 2022, the last trading day prior to media reports regarding a potential transaction
(4) Purchase price premium calculated from Avalara's closing share price as of July 6, 2022, the last trading day prior to media reports regarding a potential transaction

DRAFT

14

Acquisitions of publicly traded technology companies in 2024 YTD exhibited a median control premium of 18%, below the 10-year median of 30%

4

FT has not directly assumed or applied control premiums in any of the cashflow-based or public company valuation data points referenced in this presentation

AvidXchange | Private & Confidential

Screening Criteria

- FT screened for all closed acquisitions of U.S. publicly traded companies since 2014 with total transaction size of >$1bn
- Publicly listed technologies companies acquired since 2014 have demonstrated median control premium of 30%, slightly above the total universe of U.S. publicly traded companies across all sectors, which have demonstrated median of 27%

Summary

	All Sectors	Technology Sector
Control Premium		
10-Year Median	27%	30%
2024 YTD Median	25%	18%
Implied AVDX Share Price (1)		
10-Year Median	**$14.29**	**$14.67**
2024 YTD Median	**$14.15**	**$13.28**

US Public Company Median Share Price Control Premium by Year



All Acquired US Public Companies
Information Technology
10-Yr Tech Sector Median: 30% (2)
2014: 27%, 30%
2015: 29%, 28%
2016: 26%, 33%
2017: 19%, 7%
2018: 19%, 32%
2019: 22%, 27%
2020: 23%, 30%
2021: 27%, 22%
2022: 36%, 32%
2023: 28%, 30%
2024: 25%, 18%

	2014	2015	2016	2017	2018	2019	2020	2021	2022	2023	2024
Deal Count – All Acquired U.S. Public Companies	14	17	23	15	20	21	55	138	46	33	20
Deal Count – Technology Sector	5	3	9	2	7	8	6	9	13	9	8

FINANCIAL TECHNOLOGY PARTNERS

Source: CapIQ as of 12/16/2024.
(1) Implied share price calculated by applying median control premiums to AVDX's current share price as of 12/16/24 ($11.29).
(2) Median for 2014-23

DRAFT

15

16 AvidXchange | Private & Confidential DRAFT 16 Total Enterprise Value Implied EV / 2024E G5ross Profit Terminal Year EBITDA Margin % Terminal Year EBITDA Margin % 34% 36% 38% 40% 42% 34% 36% 38% 40% 42% 8.0% $1,948 $2,067 $2,186 $2,305 $2,424 6.0x 6.4x 6.8x 7.1x 7.5x 10.0% 2,212 2,345 2,478 2,611 2,744 6.9 7.3 7.7 8.1 8.5 12.0% 2,500 2,649 2,797 2,945 3,093 7.7 8.2 8.7 9.1 9.6 14.0% 2,814 2,979 3,143 3,308 3,473 8.7 9.2 9.7 10.2 10.8 16.0% 3,156 3,338 3,521 3,703 3,886 9.8 10.3 10.9 11.5 12.0 Implied Share Price Premium to Current Price ($11.29) 8.0% $10.71 $11.26 $11.81 $12.35 $12.90 (5%) (0%) 5% 9% 14% 10.0% 11.93 12.54 13.15 13.76 14.37 6% 11% 16% 22% 27% 12.0% 13.25 13.94 14.62 15.30 15.98 17% 23% 29% 35% 42% 14.0% 14.70 15.45 16.21 16.97 17.73 30% 37% 44% 50% 57% 16.0% 16.27 17.11 17.95 18.79 19.63 44% 52% 59% 66% 74% 2024E-29E Revenue CAGR 2024E-29E Revenue CAGR Total Enterprise Value Implied EV / 2024E Gross Profit Terminal EBITDA Multiple (2029E) Terminal EBITDA Multiple (2029E) 14.0x 16.0x 18.0x 20.0x 22.0x 14.0x 16.0x 18.0x 20.0x 22.0x 12.0% $3,359 $3,799 $4,238 $4,677 $5,117 10.4x 11.8x 13.1x 14.5x 15.9x 13.0% 3,217 3,637 4,057 4,478 4,898 10.0 11.3 12.6 13.9 15.2 14.0% 3,082 3,484 3,886 4,288 4,690 9.5 10.8 12.0 13.3 14.5 15.0% 2,953 3,338 3,723 4,108 4,493 9.1 10.3 11.5 12.7 13.9 16.0% 2,831 3,200 3,569 3,937 4,306 8.8 9.9 11.1 12.2 13.3 Implied Share Price Premium to Current Price ($11.29) 12.0% $17.20 $19.23 $21.25 $23.27 $25.29 52% 70% 88% 106% 124% 13.0% 16.55 18.48 20.42 22.35 24.28 47% 64% 81% 98% 115% 14.0% 15.93 17.78 19.63 21.48 23.33 41% 57% 74% 90% 107% 15.0% 15.34 17.11 18.88 20.65 22.42 36% 52% 67% 83% 99% 16.0% 14.78 16.47 18.17 19.86 21.56 31% 46% 61% 76% 91% WACC WACC DCF analysis on 5-year forecast from LRP implies AVDX value per share today of $17.11-22.35 at WACC range of 13-15% and terminal EBITDA multiple range of 16-20x DCF Sensitivity: WACC & Exit Multiple DCF Sensitivity: Revenue Growth and Terminal EBITDA Margin (1) (1) Revenue growth and terminal EBITDA margin sensitivity analysis based on 14.0% WACC and 18.0x LTM EBITDA exit multiple 5 LRP Assumptions & Output

17 AvidXchange | Private & Confidential DRAFT 17 DCF-implied AVDX value per share at various 2029E terminal value LTM EBITDA multiples Source: Equity market data per CapIQ as of 12/16/24; Comparable company sector medians presented on this page reflect their respective EV / 2024E EBITDA multiples (1) Implied share price calculated based on WACC of 14.0%, $380mm net cash balance, and 217.4mm FDSO (2) AVDX Future State Peers reflect the current valuation multiples of companies with the growth and margin of AvidXchange in 2029E from Current LRP AVDX’s share price implied via DCF today depends fundamentally on the market’s perception of visibility of long-term performance, both in terms of long-term financial profile (growth rates, margins, etc.) and valuation multiple at future scale 5 $7.60 $9.91 $12.23 $14.54 $16.85 $19.17 $21.48 $23.79 $26.10 - $5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 5.0x 7.5x 10.0x 12.5x 15.0x 17.5x 20.0x 22.5x 25.0x Mature FinTech / Payments Processors 13.5x Mature B2B Payments 11.1x Card Networks 26.6x AVDX Future State Peers (2) 33.1x Terminal Multiple Implied at 3.5% Perpetuity Growth (1) 4.8x $11.29 AVDX Current Share Price High-Growth Cloud Payroll 17.0x AVDX DCF-Implied Share Price at Various Terminal Value Year (2029E) LTM EBITDA Multiples (Current LRP)

18 AvidXchange | Private & Confidential DRAFT 18 5-Year LBO analysis based on LRP operating forecast Assumptions Sources & Uses ($ mm) 2025E 2026E 2027E 2028E 2029E Income Statement Total Revenue $487 $567 $668 $788 $922 Growth % 11% 16% 18% 18% 17% Gross Profit $359 $432 $521 $630 $756 Margin % 74% 76% 78% 80% 82% Adj. EBITDA $104 $161 $229 $303 $387 Margin % 21% 28% 34% 39% 42% Less: D&A ($35) ($37) ($31) ($31) ($33) Less: OID Amortization ($2) ($2) ($2) ($2) ($2) Adj. EBIT $67 $122 $196 $271 $352 Margin % 14% 22% 29% 34% 38% Less: Interest Expense ($77) ($76) ($72) ($60) ($39) Plus: Interest Income $1 $1 $1 $1 $1 EBT ($8) $47 $125 $211 $314 Taxes 25% - ($12) ($31) ($53) ($79) Net Income ($8) $35 $94 $158 $235 Cash Flow Adj. EBITDA $104 $161 $229 $303 $387 Net Movement in Working Capital ($27) ($41) ($31) ($43) ($33) Interest Income $1 $1 $1 $1 $1 Cash Taxes Paid - ($12) ($31) ($53) ($79) Operating Cash Flow $79 $109 $167 $208 $277 CapEx ($20) ($31) ($22) ($23) ($24) Operating Cash Flow Available for Debt Service $58 $78 $145 $185 $253 Acquisition Term Loan Cash Interest Expense ($77) ($76) ($72) ($60) ($39) Acquisition Incremental Debt Cash Interest Expense - - - - - Acquisition Term Loan Principal Repayment - ($1) ($73) ($125) ($213) Refinancing - - - - - Cash Flow Available for Equity ($18) - - ($0) ($0) Sources of Cash Private Equity $2,792 73.8% New Debt 598 15.8% Cash on Balance Sheet 394 10.4% Total Sources of Cash $3,784 100.0% Uses of Cash Consideration to Sellers $3,558 94.0% Existing Term Loan Payoff 14 0.4% Debt Fees (OID) 18 0.5% Other Advisory Costs 71 1.9% Cash on Balance Sheet 123 3.3% Total Uses of Cash $3,784 100.0% ¦ LBO analysis entry enterprise value of $3.2bn ($16.37 entry share price) reflects 45% premium to AVDX share price as of December 16th, 2024, and implies 18% five-year IRR ¦ Offer price premium: 45% (implied forward gross profit multiple of 12.0x) ¦ Exit multiple: 18.0x trailing EBITDA ¦ LBO acquisition close: December 2024 ¦ LBO exit: December 2029 ¦ Acquisition debt financing of $598mm assuming 7.5x LTM EBITDA leverage ¦ Debt financing fees assumptions: ? Cash Interest rate: 11.35% (SOFR + 650); applicable to 50% of principal for the first 18 months of the term loan and applicable to 100% of the principal thereafter ? PIK interest rate of 12.10% (SOFR + 725); applicable to 50% of principal for the first 18 months of the term loan and not applicable thereafter ? OID: 3.0% 6

19 AvidXchange | Private & Confidential DRAFT 19 5-Year LBO returns are notably sensitive to assumptions for exit multiple and financial performance; expected LBO returns are materially impacted to the downside if assuming underperformance versus LRP IRR Sensitivity MoM Sensitivity Terminal Year EBITDA Margin 34.0% 36.0% 38.0% 40.0% 42.0% 8.0% 1.1x 1.2x 1.3x 1.3x 1.4x 10.0% 1.3x 1.4x 1.4x 1.5x 1.6x 12.0% 1.4x 1.5x 1.6x 1.7x 1.8x 14.0% 1.6x 1.7x 1.8x 1.9x 2.0x 16.0% 1.8x 1.9x 2.1x 2.2x 2.3x 2024E-29E Revenue CAGR Terminal Year EBITDA Margin 34.0% 36.0% 38.0% 40.0% 42.0% 8.0% 2.4% 3.6% 4.9% 6.0% 7.1% 10.0% 5.0% 6.3% 7.6% 8.7% 9.9% 12.0% 7.7% 9.0% 10.2% 11.4% 12.6% 14.0% 10.3% 11.6% 12.9% 14.1% 15.3% 16.0% 12.9% 14.3% 15.5% 16.8% 17.9% 2024E-29E Revenue CAGR Entry GP Multiple, Acquisition EV, and Premium EV ($mm) $2,442 $2,810 $3,178 $3,546 $3,914 Share Price $12.98 $14.68 $16.37 $18.06 $19.76 Acquisition Premium 15.0% 30.0% 45.0% 60.0% 75.0% Entry GP Multiple 7.0x 8.0x 9.1x 10.1x 11.2x EBITDA GP 14.0x 7.2x 2.4x 2.0x 1.8x 1.6x 1.4x 16.0x 8.2x 2.7x 2.3x 2.0x 1.8x 1.6x 18.0x 9.2x 3.1x 2.6x 2.3x 2.0x 1.8x 20.0x 10.2x 3.4x 2.9x 2.5x 2.2x 2.0x 22.0x 11.3x 3.8x 3.2x 2.8x 2.5x 2.2x Exit LTM Multiples Entry GP Multiple, Acquisition EV, and Premium EV ($mm) $2,442 $2,810 $3,178 $3,546 $3,914 Share Price $12.98 $14.68 $16.37 $18.06 $19.76 Acquisition Premium 15.0% 30.0% 45.0% 60.0% 75.0% Entry GP Multiple 7.0x 8.0x 9.1x 10.1x 11.2x EBITDA GP 14.0x 7.2x 19.2% 15.4% 12.3% 9.6% 7.4% 16.0x 8.2x 22.4% 18.5% 15.2% 12.5% 10.2% 18.0x 9.2x 25.3% 21.3% 17.9% 15.1% 12.7% 20.0x 10.2x 27.9% 23.8% 20.4% 17.5% 15.1% 22.0x 11.3x 30.4% 26.2% 22.7% 19.8% 17.2% Exit LTM Multiples (1) (1) (1) Assumes entry acquisition valuation as follows: acquisition share price of $16.37 (45% premium to share price as of 12/16/24), and enterprise value of $3.178bn Debt Leverage Multiple of EBITDA EBITDA GP 5.5x 6.5x 7.5x 7.8x 8.0x 14.0x 7.2x 1.8x 1.8x 1.8x 1.8x 1.8x 16.0x 8.2x 2.0x 2.0x 2.0x 2.0x 2.0x 18.0x 9.2x 2.3x 2.3x 2.3x 2.3x 2.3x 20.0x 10.2x 2.5x 2.5x 2.5x 2.5x 2.5x 22.0x 11.3x 2.7x 2.8x 2.8x 2.8x 2.8x Exit LTM Multiples Debt Leverage Multiple of EBITDA EBITDA GP 5.5x 6.5x 7.5x 7.8x 8.0x 14.0x 7.2x 12.3% 12.4% 12.3% 12.2% 12.2% 16.0x 8.2x 15.2% 15.3% 15.2% 15.2% 15.2% 18.0x 9.2x 17.8% 17.9% 17.9% 17.9% 18.0% 20.0x 10.2x 20.2% 20.3% 20.4% 20.4% 20.4% 22.0x 11.3x 22.4% 22.6% 22.7% 22.7% 22.7% Exit LTM Multiples (1) (1) 6

DRAFT Appendix

21 AvidXchange | Private & Confidential DRAFT 21 Unlevered Cash Flow Projection(1) DCF Assumptions ($ mm) 2024E 2025E 2026E 2027E 2028E 2029E Revenue $439 $487 $567 $668 $788 $922 YoY Growth % 15% 11% 16% 18% 18% 17% Gross Profit $323 $359 $432 $521 $630 $756 Margin % 73% 74% 76% 78% 80% 82% EBITDA (excl. SBC) $80 $104 $161 $229 $303 $387 Margin % 18% 21% 28% 34% 39% 42% Stock-Based Comp (47) (54) (45) (47) (62) (69) EBITDA (incl. SBC) $33 $50 $115 $182 $241 $318 Margin % 7% 10% 20% 27% 31% 35% EBIT ($4) $15 $79 $151 $210 $285 Cash Taxes Paid ($2) ($5) ($20) ($38) ($53) ($72) % of EBIT (46%) 32% 25% 25% 25% 25% EBIAT ($6) $10 $59 $113 $157 $213 Addback D&A $37 $35 $37 $31 $31 $33 Cash from NWC (24) (27) (41) (31) (43) (33) Capex (19) (20) (31) (22) (23) (24) UFCF ($13) ($1) $24 $91 $122 $190 Margin % (3%) (0%) 4% 14% 16% 21% Discounted UFCF - ($1) $19 $66 $77 $105 ¦ WACC: 14.0% ¦ Investment Date: December 31, 2024 ¦ Exit Date: December 31, 2029 ¦ 18.0x trailing EBITDA multiple for terminal value ¦ 42% long-term EBITDA margin ¦ Mid-point method discounting for annual UFCF ¦ For calculating share price from enterprise value, the calculation adds $380mm net cash balance and divides aggregate equity value by 217.4mm FDSO DCF Summary EBITDA (2029E) $387 Terminal Value Multiple 18.0x Terminal Value $6,969 Discounted Terminal Value $3,619 Discounted Cash Flows 266 Total Enterprise Value $3,886 Share Price $19.63 Summary (1) AvidXchange forecasted financials shown here through 2029E reflect estimates from Current LRP shared with FT Partners on 11/14/24 5-Year DCF analysis: Current LRP

22 AvidXchange | Private & Confidential DRAFT 22 WACC calculation methodology WACC Formulation WACC Sensitivity Analysis WACC Assumptions Note: $ in mm. (1) Source: CNBC 10-Year Treasury Rate (2) Source: Kroll equity risk premium (3) Source: Two-year beta from CapIQ as of 12/16/2024 WACC AVDX Actual Unlevered Beta 1.770 AVDX Target Leverage Ratio (8.3%) Tax Rate 27.7% AVDX Target Levered Beta 1.664 Multiplied by: Market Risk Premium 5.5% Adjusted Market Risk Premium 9.2% Add: Risk-free Rate of Return (Rf) 4.4% Cost of Equity 13.6% Multiply by: Target E/(D+E+C) 109.0% Cost of Equity Portion 14.8% Target Cost of Debt (Rd) 8.6% Tax Rate 27.7% Post-Tax Cost of Debt 6.2% Multiply by: Target D/(D+E+C) 6.0% Cost of Debt Portion 0.4% Risk-free Rate of Return (Rf) 4.4% Tax Rate 27.7% Post-Tax Cash Return 3.2% Multiply by: Target C/(D+E+C) 15.0% Cost of Cash Portion 0.5% WACC 14.7% Date of Analysis 12/16/24 Risk-free Rate of Return (Rf)1 4.4% Market Risk Premium (Rm - Rf)2 5.5% Target Cost of Debt (Kd) 8.6% Tax Rate 27.7% AvidXchange Capitalization Equity $2,454 Total Debt 14 Cash and Equivalents (394) Enterprise Value $2,074 % Mix E/(D+E+C) 118% D/(D+E+C) 1% C/(D+E+C) (19%) Unlevered Beta Analysis Company Levered Beta Total Debt Cash & Equiv. Equity Value Net Debt / Equity Unlevered Beta Bill.com 1.377 $915 $1,473 $9,105 (6%) 1.440 Flywire 0.669 - 681 2,629 (26%) 0.824 Paymentus 0.861 - 188 4,456 (4%) 0.888 AVDX Actual Unlevered Beta 1.770 AVDX Actual Leverage Ratio (Net Debt/Equity) (15.5%) Statutory Tax Rate 27.7% AVDX Actual Levered Beta3 1.571 Target Levered Beta 1.56 1.61 1.66 1.71 1.76 4.0% 11.5% 11.7% 11.9% 12.2% 12.4% 4.5% 12.4% 12.6% 12.9% 13.1% 13.3% 5.0% 13.2% 13.5% 13.8% 14.0% 14.3% 5.5% 14.1% 14.4% 14.7% 15.0% 15.3% 6.0% 14.9% 15.2% 15.6% 15.9% 16.2% 6.5% 15.8% 16.1% 16.5% 16.8% 17.2% 7.0% 16.6% 17.0% 17.4% 17.8% 18.1% Market Risk Premium Pre-Tax Cost of Debt 3% 6% 9% 12% 15% (12.8%) 14.1% 14.2% 14.3% 14.4% 14.6% (11.3%) 14.2% 14.3% 14.4% 14.6% 14.7% (9.8%) 14.3% 14.4% 14.5% 14.7% 14.8% (8.3%) 14.4% 14.5% 14.7% 14.8% 14.9% (6.8%) 14.5% 14.6% 14.8% 14.9% 15.0% (5.3%) 14.6% 14.8% 14.9% 15.0% 15.2% (3.8%) 14.7% 14.9% 15.0% 15.1% 15.3% AVDX Target Leverage Ratio

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